Ex-99.1
Our Vision for VimpelCom A Presentation to Shareholders June 2006

Forward-Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties. In addition, other written or oral statements which constitute forward-looking statements have been made and may in the future be made by or on behalf of Telenor ASA ("Telenor"). In this presentation, such forward-looking statements include, without limitation, statements relating to (1) the implementation of strategic initiatives, (2) the results or consequences of any meeting of shareholders of OAO "Vimpel- Communications" ("VimpelCom"), (3) the consequences of certain proposed transactions involving VimpelCom, Telenor and members of the Alfa Group Consortium, including the proposed transaction involving VimpelCom and Closed Joint Stock Company "Kyivstar G.S.M.", (4) statements relating to Telenor's or VimpelCom's future business development and economic performance and (5) other statements regarding matters that are not historical facts. The words "anticipate", "believe", "expect", "estimate", "will", "may", "would", "should" and similar expressions identify certain of these forward- looking statements. Readers are cautioned not to put undue reliance on forward-looking statements because actual events and results may differ materially from the expected results described by such forward-looking statements. Many factors may influence Telenor's or VimpelCom's actual results and cause them to differ materially from expected results as described in such forward-looking statements. Telenor disclaims any intention or obligation to update and revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional Information and Where to Find It Telenor has filed with the Securities and Exchange Commission (the "SEC") a statement on Schedule 13D with respect to Telenor's interest in the securities of OAO "Vimpel-Communications" ("VimpelCom") and a number of amendments thereto (as so amended, the "Schedule 13D"). Investors and security holders are urged to read the Schedule 13D, as well as Telenor's and VimpelCom's respective filings on Form 20-F and Form 6-K, and any other relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain free copies of such documents at the SEC's website (http://www.sec.gov).

Content Kyivstar Transaction and Telenor's Proposed Separation Mechanism Telenor's Vision for VimpelCom Importance of 2006 AGM Summing Up / Next Steps Appendices

I. Kyivstar Acquisition and Telenor's Proposed Separation Mechanism

VimpelCom-Kyivstar combination Best-in-class growth and profitability profile Subscribers: 60 million #1 in Ukraine and #2 in Russia Significant operational, management, technological syngeries of the two companies Proposed transaction and separation mechanism would benefit and protect value for all shareholders

Telenor supports Kyivstar transaction Telenor's sole vehicle for expansion in Russia and CIS Viable and optimal platform to enter the Ukrainian market Telenor is ready to give up majority control in Kyivstar - but must have separation mechanism in exchange Market-based separation mechanism will enable company to move forward and provide full exit opportunity for all shareholders at the same value

Market-based separation mechanism is key to protecting all shareholders Based on principles of fairness and transparency Can be initiated by either party at any time following the closing of the Kyivstar transaction with no conditions attached Multiple round bidding process until one party agrees to sell If triggered, minimum price is 6-month weighted average prior to bid Public shareholders to be offered same price Public shareholders not obliged to sell

II. Telenor's Vision for VimpelCom

Telenor offers VimpelCom: A constructive approach to achieve a breakthrough on status quo, that will ensure continued value creation and protection of all shareholders' interests (e.g. Kyivstar acquisition) A platform for growth in Russia and the CIS A proven long-term industrial partner as VimpelCom competes in gradually more maturing markets: Operational excellence Management experience Technological expertise Commitment to good corporate governance, transparency and protection of minority shareholder rights

Ensuring value creation in VIP

1992 – 1997

Dr. Zimin is majority shareholder and decision maker

- Venture company
- NYSE listing
- Licenses and frequencies acquired

1998 – 2001

Telenor becomes a strategic investor

- Rebuilt company after 1998 crisis
- Platform for growth
- Strong industrial base
- Best practices in internal controls and reporting

2001 – 2003

Alfa becomes a financial investor
Jo Lunder CEO

- Regional expansion
- Greenfield strategy
- Revenue growth and profitability
- Platform for future growth

2003 – 2005

Izosimov is the CEO
Alfa's influence increased

- Capitalize on market development
- Momentum from previous platforms
- Shareholder and corporate governance conflicts

2006 – on

- Revenue growth
- Cost optimization
- Best global practices
- Technological and service innovations
- Value-creating expansion
- Financial controls, corporate governance and transparency

telenor

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III. Importance of 2006 AGM

At stake - Leadership and direction of VimpelCom Elect a Board and leadership committed to long-term value creation and the interests of all shareholders Elect leaders with both global and regional competence as well as complementary skills to continue VimpelCom's growth and expansion Restore corporate governance and properly functioning Board Chairman should ensure proper functioning of the Board Restore financial controls and improve disclosure

At stake - Trustworthy, independent directors Reconfirm the important role and function of independent directors - more crucial than ever Future critical strategic decisions will directly impact minority shareholders (e.g. Kyivstar, expansion strategy)

Board nominees David Haines* Chairman Optimal Board for Public Shareholders in 2006 Worst Outcome for Public Shareholders in 2006 Mikhail Fridman Oleg Malis Michael Leibov Jo Lunder Chairman David Haines* Larry Zielke Fridtjof Rusten Will be secured by Telenor votes Supported by Alfa Alexey Reznikovich Oleg Malis Arve Johansen Henrik Torgersen Nominated by Telenor Dependant on institutional investors' votes Arve Johansen Fridtjof Rusten Henrik Torgersen Mikhail Fridman Alexey Reznikovich Will be secured by Alfa votes Leonid Novoselsky NOT ELECTED NOT ELECTED Leonid Novoselsky Michael Leibov Larry Zielke Jo Lunder *Nominated by Alfa in 2005 Nominated by other shareholders in 2006

IV. Summary and Next Steps

What's at stake - A summary Board leadership Strategic guidance and adaptation in a maturing home market Leading market position in Ukraine Fair treatment of institutional investors in the proposed VimpelCom-Kyivstar transaction and separation mechanism Long-term value creation for all shareholders

Telenor's offering Telenor has the management, operational and technological experience to ensure VimpelCom's success in the future Telenor has offered a mechanism allowing VimpelCom to move forward as the immediate market leader in Ukraine The nominees - superior, independent and trustworthy candidates Jo Lunder - Chairman Has the competence and experience - successfully managed VimpelCom and built market leader Exceptional leadership skills and executive track record in global and Russian telecoms For Lunder to be chairman, Lunder and Zielke must be elected Larry Zielke Complements the Board with a missing but increasingly important set of corporate governance skills Worked in Russia at board level in complex shareholder situation at Sakhalin Energy Experience in numerous emerging markets (Russia, Middle East, Southeast Asia) as well as developed markets (US, Bermuda, UK)

What's next? Vote the BLUE proxy card to elect Jo Lunder and Larry Zielke as Directors committed to long-term value creation, transparency and the interests of all shareholders. If you need any assistance in voting your shares, please contact our proxy agent Innisfree M&A Incorporated: In Europe: Julie Selby + 44 20 7710 9960 In the United States: Arthur B. Crozier + 1 212 750 5837

V. Appendices

Telenor's contributions to VimpelCom Telenor's contributions to VIP Appendix Operational Support Active involvement in management during critical early growth phase Expertise from operations in both mature and emerging markets VimpelCom benefits from taking part in Telenor's industrialization program Project examples Procurement Network roll-out Technology strategy Operational efficiency Churn/retention Implementation of service platforms HR systems and employee development programs Extraordinary issues Helped resolve back tax claim dispute Helped defend from attempts to revoke frequency licenses

Jo Lunder VIP CEO/COO for 3 years - turned the company around VIP Chairman for 2 years - under which the Board operated fairly and efficiently Independent Director since 2003 Extensive experience in global and Russian telecom markets Excellent executive management track record Past voting clearly demonstrates his dedication to the company While Mr. Lunder has not always voted with Telenor's nominees on the Board, we fully endorse him as the best candidate for board chairman CEO of Ementor (Oslo: EME) since 2005 Appendix

Larry Zielke US citizen Lawyer and engineer by training Russia expertise - 6 years as General Counsel of Sakhalin Energy (established $20 billion Sakhalin II project; lived in Moscow and Yuzhno-Sakhalinsk; negotiated extensively with Russian government at federal, regional and local levels Prior to working at Sakhalin Energy, served as corporate counsel at McDermott and Babcock & Wilcox Company Currently, teaching business law courses at Youngstown State University and running private law practice specializing in corporate law, arbitration and litigation Extensive experience working in Russia, Middle East, South East Asia and other emerging markets Corporate governance, securities and financing expertise Appendix

Contact information Telenor Investor Relations: Erling Thune Phone: (+47) 67 89 26 56 Tolle O.R. Groterud Phone: (+47) 67 89 39 53 Address: Telenor ASA, Investor Relations^ N-1331 Fornebu, Norway E-mail: ir@telenor.com Innisfree M&A Incorporated: In Europe: Julie Selby + 44 20 7710 9960 In the United States: Arthur B. Crozier + 1 212 750 5837